Exhibit 99.1

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2016 RESULTS

●	GAAP net income of $730.9 million, $0.70 per average common share
●	Core earnings of $0.29 per average common share, unchanged from prior quarter[i]
●	Common stock book value per share of $11.83, up 3% from prior quarter
●	Economic leverage of 6.1:1, unchanged from prior quarter
●	Credit investment portfolio represents 22% of stockholders’ equity
●	Successfully integrated $1.5 billion acquisition of Hatteras Financial Corp.

NEW YORK--(BUSINESS WIRE)—November 2, 2016 -- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter ended September 30, 2016.

“Our diversified investment strategy has proven that we can provide stable, durable earnings while protecting and opportunistically growing our book value. We believe Annaly has a platform for predictable results, as evidenced again in this most recent quarter,” commented Kevin Keyes, Chief Executive Officer and President. “In this world of low and negative yields, our broad menu of complementary investment alternatives, coupled with a prudent and rigorous capital allocation process, allow us to provide our shareholders with dependable and attractive returns.”

“As we progress toward year end and 2017,” Mr. Keyes continued, “we believe the investment landscape in our core Agency strategy will remain favorable and our three credit businesses, which have reached efficient scale, are uniquely positioned to take advantage of market inefficiencies and dislocations resulting from the impact of regulation and structural market changes.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015:

	For the quarters ended
	September 30, 2016	June 30, 2016	September 30, 2015
Book value per common share	$11.83	$11.50	$11.99
Economic leverage at period-end (1)	6.1:1	6.1:1	5.8:1
GAAP net income (loss) per common share	$0.70	$(0.32)	$(0.68)
Core earnings per common share* (2)	$0.29	$0.29	$0.30
Annualized return (loss) on average equity	23.55%	(9.60%)	(20.18%)
Annualized core return on average equity*	10.09%	9.73%	9.67%
Net interest margin	1.40%	1.15%	1.27%
Core net interest margin* (3)	1.42%	1.54%	1.65%
Net interest spread	1.13%	0.80%	0.83%
Core net interest spread*	1.15%	1.27%	1.29%
Average yield on interest earning assets	2.70%	2.48%	2.48%
Core average yield on interest earning assets*	2.72%	2.95%	2.94%

*	Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.
(1)
Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing and Convertible Senior Notes. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.

(2)
Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, the premium amortization adjustment resulting from the quarter-over-quarter change in estimated long-term CPR, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings).

(3)
Represents the sum of the Company’s annualized economic core net interest income (exclusive of the premium amortization adjustment (referred to herein as “PAA”) and inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances. PAA excludes the component of premium amortization representing the quarter-over-quarter change in estimated long-term constant prepayment rates (“CPR”). Average interest earning assets reflects the average amortized cost of our investments during the period.

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i Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

GAAP Earnings

The Company reported GAAP net income for the quarter ended September 30, 2016 of $730.9 million, or $0.70 per average common share, compared to a GAAP net loss of ($278.5) million, or ($0.32) per average common share, for the quarter ended June 30, 2016, and a GAAP net loss of ($627.5) million, or ($0.68) per average common share, for the quarter ended September 30, 2015. The increase in GAAP net income (loss) for the quarter ended September 30, 2016 compared to the quarters ended June 30, 2016 and September 30, 2015 is primarily due to favorable changes in realized and unrealized gains (losses) on interest rate swaps, net gains (losses) on trading assets and net unrealized gains on investments measured at fair value through earnings, as well as incremental net interest income earned on the assets acquired as part of the Company’s acquisition of Hatteras Financial Corp. (“Hatteras”) and the resulting bargain purchase gain, offset by transaction expenses, during the quarter ended September 30, 2016.

Core Earnings

The Company periodically reviews its use of non-GAAP financial measures to ensure only those measures relied upon by the Company’s management in assessing the financial performance of the business are disclosed. This review also considers regulatory interpretations and guidance. The Company believes these non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating the Company’s performance but should not be viewed in isolation and are not a substitute for financial measurements computed in accordance with GAAP. Please refer to the “Non-GAAP Financial Measures” section for additional information including Non-GAAP reconciliations to GAAP.

Core earnings for the quarter ended September 30, 2016 were $312.9 million, or $0.29 per average common share, compared to $282.2 million, or $0.29 per average common share, for the quarter ended June 30, 2016, and $300.7 million, or $0.30 per average common share, for the quarter ended September 30, 2015. Core earnings increased for the quarter ended September 30, 2016 compared to the quarter ended June 30, 2016 on higher net interest income earned on the assets acquired as part of the Hatteras acquisition and higher TBA dollar roll income, which were offset by higher interest expense on repurchase agreements. Core earnings per average share remained unchanged for the quarter ended September 30, 2016 when compared to the quarter ended June 30, 2016 due to the additional common shares issued in connection with the Hatteras acquisition. Core earnings increased during the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015 due to higher net interest income earned on the assets acquired as part of the Hatteras acquisition and higher interest income from the Company’s commercial investment portfolio, partially offset by a reduction in TBA dollar roll income and higher borrowing costs during the quarter ended September 30, 2016.

Net Interest Margin, Net Interest Spread, and Book Value

Net interest margin for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015 was 1.40%, 1.15% and 1.27%, respectively. Core net interest margin for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015 was 1.42%, 1.54% and 1.65%, respectively. For the quarter ended September 30, 2016, the average yield on interest earning assets was 2.70% and the average cost of interest bearing liabilities, including interest expense on interest rate swaps used to hedge cost of funds, was 1.57%, which resulted in a net interest spread of 1.13%. The average yield on interest earning assets for the quarter ended September 30, 2016 increased when compared to the quarters ended June 30, 2016 and September 30, 2015 due to differences in premium amortization expense on Residential Investment Securities resulting from changes in long-term CPR estimates. The decline in our average cost of interest bearing liabilities for the quarter ended September 30, 2016 when compared to the quarters ended June 30, 2016 and September 30, 2015 is primarily attributable to a reduction in interest expense on swaps, partially offset by higher balances on repurchase agreements during the quarter ended September 30, 2016.

For the quarter ended September 30, 2016, the core average yield on interest earning assets was 2.72%, which resulted in a core net interest spread of 1.15%.  The core average yield on interest earning assets for the quarter ended September 30, 2016 decreased when compared to the quarters ended June 30, 2016 and September 30, 2015 primarily due to lower weighted average coupons on Residential Investment Securities and higher weighted average premium amortization expense, exclusive of the PAA, on Residential Investment Securities during the quarter ended September 30 2016.

At September 30, 2016, June 30, 2016, and September 30, 2015, the Company had a common stock book value per share of $11.83, $11.50 and $11.99, respectively.

Asset Portfolio

Residential Investment Securities

Residential Investment Securities, which are comprised of Agency mortgage-backed securities, Agency debentures, credit risk transfer securities and Non-Agency mortgage-backed securities, totaled $75.6 billion at September 30, 2016, compared to $66.6 billion at June 30, 2016 and $67.0 billion at September 30, 2015. The Company’s Residential Investment Securities portfolio at September 30, 2016 was comprised of 81% fixed-rate assets with the remainder constituting adjustable or floating-rate investments.

The total net premium balance on Residential Investment Securities at September 30, 2016, June 30, 2016, and September 30, 2015, was $4.9 billion, $4.6 billion, and $4.8 billion, respectively. The weighted average amortized cost basis of the Company’s non interest-only Residential Investment Securities at September 30, 2016, June 30, 2016, and September 30, 2015, was 104.9%, 105.0% and 105.3%, respectively. The weighted average amortized cost basis of the Company’s interest-only Residential Investment Securities at September 30, 2016, June 30, 2016, and September 30, 2015, was 15.9%, 15.8%, and 16.1%, respectively. The weighted average experienced CPR on our Agency mortgage-backed securities for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015, was 15.9%, 12.7% and 11.5%, respectively. The weighted average projected long-term CPR on our Agency mortgage-backed securities at September 30, 2016, June 30, 2016, and September 30, 2015, was 14.4%, 13.0% and 9.2%, respectively. The net increase in long-term CPRs is a result of the addition to the overall portfolio of ARM securities from the Hatteras acquisition.

During the quarter ended September 30, 2016, the Company disposed of $3.8 billion of Residential Investment Securities, resulting in a net realized gain of $14.7 million.  During the quarter ended June 30, 2016, the Company disposed of $1.8 billion of Residential Investment Securities, resulting in a net realized gain of $11.9 million.  During the quarter ended September 30, 2015, the Company disposed of $3.7 billion of Residential Investment Securities, resulting in a net realized gain of $4.5 million.

Amortization

In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, considering estimates of future principal prepayment in the calculation of the effective yield because they are probable and the timing and amount of prepayments can be reasonably estimated. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition.  The amortized cost of the investment is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date.  The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period. The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. The Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative effect of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of quarter-over-quarter adjustments to long-term CPR estimates on premium amortization expense for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015:

	For the quarters ended
	September 30, 2016	June 30, 2016	September 30, 2015
	(dollars in thousands)
Premium amortization expense	$213,241	$265,475	$255,123
Less: PAA cost (benefit)	3,891	85,583	83,136
Premium amortization expense exclusive of PAA	$209,350	$179,892	$171,987

	September 30, 2016	June 30, 2016	September 30, 2015
	(per common share)
Premium amortization expense	$0.21	$0.29	$0.27
Less: PAA cost (benefit)	--	(1) 0.10	0.09
Premium amortization expense exclusive of PAA	$0.21	$0.19	$0.18
(1)	Rounds to less than $0.01 per common share.

TBA Contracts

At September 30, 2016, the Company had outstanding $16.0 billion in notional balances of TBA derivative positions. Realized and unrealized gains (losses) on TBA derivatives are recorded in Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). The following table summarizes certain characteristics of the Company’s TBA derivatives at September 30, 2016:

TBA Purchase Contracts	Notional	Implied Cost Basis	Implied Market Value	Net Carrying Value
	(dollars in thousands)
Purchase contracts	$15,950,000	$16,671,196	$16,730,009	$58,813

Commercial Investments Portfolio

The Company’s commercial investments portfolio consists of commercial real estate debt and equity investments and corporate debt.  Commercial real estate debt, which is comprised of preferred equity, AAA-rated commercial mortgage-backed securities, securitized loans of consolidated variable interest entities (“VIEs”) and loans held for sale totaled $5.5 billion at September 30, 2016 compared to $5.7 billion at June 30, 2016. Loans held for sale, net totaled $144.3 million at September 30, 2016, compared to $164.2 million at June 30, 2016. Investments in commercial real estate totaled $500.0 million at September 30, 2016, down slightly from $504.6 million at June 30, 2016. Corporate debt investments totaled $716.8 million as of September 30, 2016, up from $669.6 million at June 30, 2016. The weighted average levered return on commercial real estate debt and preferred equity, including loans held for sale, as of September 30, 2016, June 30, 2016, and September 30, 2015, was 8.26%, 8.25% and 7.36%, respectively. Excluding loans held for sale, the weighted average levered return on commercial real estate debt and preferred equity was 8.99%, 9.09% and 9.38% at September 30, 2016, June 30, 2016, and September 30, 2015, respectively. The weighted average levered returns on investments in commercial real estate equity as of September 30, 2016, June 30, 2016, and September 30, 2015, was 10.63%, 10.63% and 11.36%, respectively. The weighted average levered returns on investments in corporate debt as of September 30, 2016, June 30, 2016 and September 30, 2015, was 8.12%, 7.53% and 7.38% respectively.ii

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ii June 30, 2016 and September 30, 2015 represent unlevered returns.

During the third quarter 2016, the Company provided additional funding on pre-existing commercial real estate debt commitments totaling $15.2 million with a weighted average coupon of 8.4%. During the third quarter 2016, the Company received cash from its commercial real estate investments of $167.9 million from loan sales (including loans held for sale), partial pay-downs, prepayments and maturities with a weighted average coupon of 4.23%.

At September 30, 2016, June 30, 2016, and September 30, 2015, residential and commercial and corporate credit assets (including loans held for sale) comprised 22%, 24% and 22% of stockholders’ equity, respectively.

Capital and Funding

Leverage

At September 30, 2016, total stockholders’ equity was $13.3 billion. Leverage at September 30, 2016, June 30, 2016, and September 30, 2015, was 5.3:1, 5.3:1 and 4.8:1, respectively.  For purposes of calculating the Company’s leverage ratio, debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.  Economic leverage, which excludes non-recourse debt and includes other forms of financing such as TBA dollar roll transactions, was 6.1:1 at September 30, 2016, compared to 6.1:1 at June 30, 2016, and 5.8:1 at September 30, 2015.

Capital Ratio and Return on Equity

At September 30, 2016, June 30, 2016, and September 30, 2015, the Company’s capital ratio, which represents the ratio of stockholders’ equity to total assets (inclusive of total market value of TBA derivatives and exclusive of consolidated VIEs associated with B Piece commercial mortgage-backed securities), was 13.3%, 13.2%, and 14.0%, respectively.  On a GAAP basis, the Company produced an annualized return (loss) on average equity for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015, of 23.55%, (9.60%) and (20.18%), respectively. On a core earnings basis, the Company provided an annualized return on average equity for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015, of 10.09%, 9.73%, and 9.67%, respectively.

Funding

At September 30, 2016, June 30, 2016, and September 30, 2015, the Company had outstanding $61.8 billion, $53.9 billion, and $56.4 billion of repurchase agreements, with weighted average remaining maturities of 128 days, 129 days, and 147 days, and with weighted average borrowing rates of 1.71%, 1.81%, and 1.75%, after giving effect to the Company’s interest rate swaps used to hedge cost of funds, respectively. The weighted average rate on repurchase agreements during the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015, was 0.97%, 1.00%, and 0.73%, respectively. Included in these balances is a $350 million repurchase agreement credit facility for the Commercial Real Estate business. As of September 30, 2016, outstanding borrowings under the facility totaled $295.1 million with a weighted average borrowing rate of 2.87%.

At September 30, 2016 and June 30, 2016, the Company had outstanding $3.6 billion of advances from the Federal Home Loan Bank of Des Moines, with weighted average remaining maturities of 1,552 days and 1,644 days, respectively, and with weighted average borrowing rates of 0.65% and 0.60%, respectively.

The following table presents the principal balance and weighted average rate of repurchase agreements and FHLB advances by maturity at September 30, 2016:

Maturity	Principal Balance	Weighted Average Rate
	(dollars in thousands)
Within 30 days	$26,508,338	0.99%
30 to 59 days	5,200,350	0.86%
60 to 89 days	6,173,598	0.85%
90 to 119 days	5,309,103	0.79%
Over 120 days(1)	22,181,058	1.27%
Total	$65,372,447	1.04%

(1)Approximately 16% of the total repurchase agreements and FHLB advances have a remaining maturity over 1 year. The combined weighted average days to maturity for repurchase agreements and FHLB advances was 206 days.

The Company has access to a $300 million credit facility for the Middle Market Lending business. As of September 30, 2016, outstanding borrowings under the facility totaled $212.2 million with a weighted average borrowing rate of 3.27%.

The following table presents the principal balance, weighted average rate and weighted average days to maturity on outstanding debt at September 30, 2016:

		Weighted Average
	Principal Balance	Rate (3)	Days to Maturity (4)
	(dollars in thousands)
Repurchase agreements	$61,784,121	0.97%	128
Other secured financing (1)	3,804,742	0.83%	1,560
Securitized debt of consolidated VIEs (2)	3,695,502	1.29%	2,434
Participation sold (2)	12,908	4.81%	213
Mortgages payable (2)	330,946	4.42%	2,881
Total indebtedness	$69,628,219

(1)	Comprised of advances from the Federal Home Loan Bank of Des Moines and other credit facilities.
(2)	Non-recourse to the Company.
(3)	Represents the quarterly average rate.
(4)	Determined based on estimated weighted-average lives of the underlying debt instruments.

Hedge Portfolio

At September 30, 2016, the Company had outstanding interest rate swaps with a net notional amount of $25.2 billion. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company enters into interest rate swaps to mitigate the risk of rising interest rates that affect the Company’s cost of funds or its TBA dollar roll transactions.  As of September 30, 2016, the swap portfolio had a weighted average pay rate of 2.25%, a weighted average receive rate of 0.88% and a weighted average maturity of 6.89 years. There were no forward starting swaps at September 30, 2016.

The following table summarizes certain characteristics of the Company’s interest rate swaps at September 30, 2016:

Maturity	Current Notional (1)	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
	(dollars in thousands)
0 - 3 years	$4,552,383	1.74%	0.76%	2.77
3 - 6 years	9,675,000	1.92%	0.88%	4.14
6 - 10 years	7,363,550	2.34%	0.98%	7.81
Greater than 10 years	3,634,400	3.70%	0.67%	18.62
Total / Weighted Average	$25,225,333	2.25%	0.88%	6.89
(1)	There were no forward starting swaps.

At September 30, 2016, the Company had entered into interest rate swaptions with a net notional amount of $0.8 billion. Changes in the unrealized gains or losses on the interest rate swaptions are reflected in the Company’s Consolidated Statements of Comprehensive Income (Loss). The interest rate swaptions provide the Company with the option to enter into an interest rate swap agreement for a specified notional amount, duration, and pay and receive rates.

The following table summarizes certain characteristics of the Company’s interest rate swaptions at September 30, 2016:

	Current Underlying Notional	Weighted Average Underlying Pay Rate	Weighted Average Underlying Receive Rate	Weighted Average Underlying Years to Maturity	Weighted Average Months to Expiration
	(dollars in thousands)
Long	$950,000	1.08%	3M LIBOR	2.24	2.77
Short	$(200,000)	3M LIBOR	1.54%	10.25	2.77

The Company enters into U.S. Treasury and Eurodollar futures contracts to hedge a portion of its interest rate risk. The following table summarizes outstanding futures positions as of September 30, 2016:

	Notional - Long Positions	Notional - Short Positions	Weighted Average Years to Maturity
	(dollars in thousands)
2-year swap equivalent Eurodollar contracts	$-	$(14,991,375)	2.00
U.S. Treasury futures - 5 year	-	(1,247,200)	4.42
Total	$-	$(16,238,575)	2.19

At September 30, 2016, June 30, 2016, and September 30, 2015, the Company’s hedge ratio was 52%, 49% and 57%, respectively. Our hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding.

Dividend Declarations

Common dividends declared for each of the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015, were $0.30 per common share.  The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2016, based on the September 30, 2016 closing price of $10.50, was 11.43%, compared to 10.84% for the quarter ended June 30, 2016, and 12.16% for the quarter ended September 30, 2015.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2016, June 30, 2016, and September 30, 2015:

	For the quarters ended
	September 30, 2016	June 30, 2016	September 30, 2015
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	81%	92%	93%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	19%	8%	7%
Weighted average experienced CPR for the period	15.9%	12.7%	11.5%
Weighted average projected long-term CPR at period end	14.4%	13.0%	9.2%
Weighted average levered return on commercial real estate debt and preferred equity at period-end (1)	8.26%	8.25%	7.36%
Weighted average levered return on investments in commercial real estate equity at period-end	10.63%	10.63%	11.36%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	128	129	147
Hedge ratio (2)	52%	49%	57%
Weighted average pay rate on interest rate swaps at period-end (3)	2.25%	2.28%	2.26%
Weighted average receive rate on interest rate swaps at period-end (3)	0.88%	0.74%	0.42%
Weighted average net rate on interest rate swaps at period-end (3)	1.37%	1.54%	1.84%
Leverage at period-end (4)	5.3:1	5.3:1	4.8:1
Economic leverage at period-end (5)	6.1:1	6.1:1	5.8:1
Capital ratio at period-end	13.3%	13.2%	14.0%

Performance Related Metrics:
Book value per common share	$11.83	$11.50	$11.99
GAAP net income (loss) per common share	$0.70	$(0.32)	$(0.68)
Core earnings per common share*	$0.29	$0.29	$0.30
Annualized return (loss) on average equity	23.55%	(9.60%)	(20.18%)
Annualized core return on average equity*	10.09%	9.73%	9.67%
Net interest margin	1.40%	1.15%	1.27%
Core net interest margin*	1.42%	1.54%	1.65%
Average yield on interest earning assets (6)	2.70%	2.48%	2.48%
Core average yield on interest earning assets *(6)	2.72%	2.95%	2.94%
Average cost of interest bearing liabilities (7)	1.57%	1.68%	1.65%
Net interest spread	1.13%	0.80%	0.83%
Core net interest spread*	1.15%	1.27%	1.29%

*	Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.
(1)
Includes loans held for sale. Excluding loans held for sale, the weighted average levered return on commercial real estate debt and preferred equity was 8.99%, 9.09% and 9.38% at September 30, 2016, June 30, 2016, and September 30, 2015, respectively.

(2)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding.
(3)	Excludes forward starting swaps.
(4)
Debt consists of repurchase agreements, other secured financing, Convertible Senior Notes, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.

(5)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.
(6)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(7)	Includes interest expense on interest rate swaps used to hedge cost of funds.

Other Information

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights and ownership of a servicer; any potential business disruption following the acquisition of Hatteras; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly’s principal business objectives are to generate net income for distribution to its shareholders from its investments and capital preservation. Annaly is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). Annaly is managed and advised by Annaly Management Company LLC.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Third Quarter 2016 Investor Presentation and the Third Quarter 2016 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the third quarter 2016 earnings conference call on November 3, 2016 at 10:00 a.m. Eastern Time.  The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls.  The conference passcode is 2832295. There will also be an audio webcast of the call on www.annaly.com.  The replay of the call is available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10095019. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015(1)	2015
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS

Cash and cash equivalents	$2,382,188	$2,735,250	$2,416,136	$1,769,258	$2,237,423
Investments, at fair value:
Agency mortgage-backed securities	73,476,105	64,862,992	65,439,824	65,718,224	65,806,640
Agency debentures	-	-	157,035	152,038	413,115
Credit risk transfer securities	669,295	520,321	501,167	456,510	330,727
Non-Agency mortgage-backed securities	1,460,261	1,197,549	1,157,507	906,722	490,037
Residential mortgage loans (2)	310,148	-	-	-	-
Mortgage servicing rights	492,169	-	-	-	-
Commercial real estate debt investments (3)	4,319,077	4,361,972	4,401,725	2,911,828	2,881,659
Commercial real estate debt and preferred equity, held for investment (4)	1,070,197	1,137,971	1,177,468	1,348,817	1,316,595
Commercial loans held for sale, net	144,275	164,175	278,600	278,600	476,550
Investments in commercial real estate	500,027	504,605	527,786	535,946	301,447
Corporate debt	716,831	669,612	639,481	488,508	424,974
Interest rate swaps, at fair value	113,253	146,285	93,312	19,642	39,295
Other derivatives, at fair value	87,921	137,490	77,449	22,066	87,516
Receivable for investments sold	493,839	697,943	2,220	121,625	127,571
Accrued interest and dividends receivable	260,583	227,225	232,180	231,336	228,169
Receivable for investment advisory income	-	-	-	-	3,992
Other assets	301,419	237,959	234,407	119,422	67,738
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	39,903	43,306	35,853	38,536	33,424
Total assets	$86,909,306	$77,716,470	$77,443,965	$75,190,893	$75,338,687
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$61,784,121	$53,868,385	$54,448,141	$56,230,860	$56,449,364
Other secured financing	3,804,742	3,588,326	3,588,326	1,845,048	359,970
Securitized debt of consolidated VIEs (5)	3,712,821	3,748,289	3,802,682	2,540,711	2,553,398
Participation sold	12,976	13,079	13,182	13,286	13,389
Mortgages payable	327,632	327,643	334,765	334,707	166,697
Interest rate swaps, at fair value	2,919,492	3,208,986	2,782,961	1,677,571	2,160,350
Other derivatives, at fair value	73,445	154,017	69,171	49,963	113,626
Dividends payable	269,111	277,479	277,456	280,779	284,348
Payable for investments purchased	454,237	746,090	250,612	107,115	744,378
Accrued interest payable	173,320	159,435	163,983	151,843	145,554
Accounts payable and other liabilities	115,606	62,868	54,679	53,088	63,280
Total liabilities	73,647,503	66,154,597	65,785,958	63,284,971	63,054,354
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
7.625% Series E Cumulative Redeemable Preferred Stock: 11,500,000 authorized, issued and outstanding	287,500	-	-	-	-
Common stock, par value $0.01 per share, 1,945,437,500, 1,956,937,500, 1,956,937,500, 1,956,937,500 and 1,956,937,500 authorized, 1,018,857,866, 924,929,607, 924,853,133, 935,929,561 and 947,826,176 issued and outstanding, respectively	10,189	9,249	9,249	9,359	9,478
Additional paid-in capital	15,578,677	14,575,426	14,573,760	14,675,768	14,789,320
Accumulated other comprehensive income (loss)	1,119,677	1,117,046	640,366	(377,596)	262,855
Accumulated deficit	(4,655,440)	(5,061,565)	(4,487,982)	(3,324,616)	(3,695,884)
Total stockholders’ equity	13,253,662	11,553,215	11,648,452	11,895,974	12,278,828
Noncontrolling interest	8,141	8,658	9,555	9,948	5,505
Total equity	13,261,803	11,561,873	11,658,007	11,905,922	12,284,333
Total liabilities and equity	$86,909,306	$77,716,470	$77,443,965	$75,190,893	$75,338,687

(1)	Derived from the audited consolidated financial statements at December 31, 2015.
(2)	Includes securitized mortgage loans of a consolidated VIE carried at fair value of $176.7 million at September 30, 2016.
(3)
Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $4.0 billion, $4.0 billion, $4.0 billion, $2.6 billion and $2.6 billion at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

(4)
Includes senior securitized commercial mortgage loans of consolidated VIE with a carrying value of $128.9 million, $187.2 million, $211.9 million, $262.7 million and $314.9 million at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

(5)
Includes securitized debt of consolidated VIEs carried at fair value of $3.7 billion, $3.7 billion, $3.7 billion, $2.4 billion and $2.4 billion at September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015 and September 30, 2015, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2015	2015
Interest income	$558,668	$457,118	$388,143	$576,580	$450,726
Interest expense	174,154	152,755	147,447	118,807	110,297
Net interest income	384,514	304,363	240,696	457,773	340,429
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(124,572)	(130,762)	(147,475)	(159,487)	(162,304)
Realized gains (losses) on termination of interest rate swaps	1,337	(60,064)	-	-	-
Unrealized gains (losses) on interest rate swaps	256,462	(373,220)	(1,031,720)	463,126	(822,585)
Subtotal	133,227	(564,046)	(1,179,195)	303,639	(984,889)
Net gains (losses) on disposal of investments	14,447	12,535	(1,675)	(7,259)	(7,943)
Net gains (losses) on trading assets	162,981	81,880	125,189	42,584	108,175
Net unrealized gains (losses) on investments measured at fair value through earnings	29,675	(54,154)	128	(62,703)	(24,501)
Bargain purchase gain	72,576	-	-	-	-
Subtotal	279,679	40,261	123,642	(27,378)	75,731
Total realized and unrealized gains (losses)	412,906	(523,785)	(1,055,553)	276,261	(909,158)
Other income (loss):
Investment advisory income	-	-	-	-	3,780
Other income (loss)	29,271	(9,930)	(6,115)	(10,447)	(13,455)
Total other income (loss)	29,271	(9,930)	(6,115)	(10,447)	(9,675)
General and administrative expenses:
Compensation and management fee	38,709	36,048	36,997	37,193	37,450
Other general and administrative expenses	59,028	13,173	10,948	10,643	12,007
Total general and administrative expenses	97,737	49,221	47,945	47,836	49,457
Income (loss) before income taxes	728,954	(278,573)	(868,917)	675,751	(627,861)
Income taxes	(1,926)	(76)	(837)	6,085	(370)
Net income (loss)	730,880	(278,497)	(868,080)	669,666	(627,491)
Net income (loss) attributable to noncontrolling interest	(336)	(385)	(162)	(373)	(197)
Net income (loss) attributable to Annaly	731,216	(278,112)	(867,918)	670,039	(627,294)
Dividends on preferred stock	22,803	17,992	17,992	17,992	17,992
Net income (loss) available (related) to common stockholders	$708,413	$(296,104)	$(885,910)	$652,047	$(645,286)
Net income (loss) per share available (related) to common stockholders:
Basic	$0.70	$(0.32)	$(0.96)	$0.69	$(0.68)
Diluted	$0.70	$(0.32)	$(0.96)	$0.69	$(0.68)
Weighted average number of common shares outstanding:
Basic	1,007,607,893	924,887,316	926,813,588	945,072,058	947,795,500
Diluted	1,007,963,406	924,887,316	926,813,588	945,326,098	947,795,500
Net income (loss)	$730,880	$(278,497)	$(868,080)	$669,666	$(627,491)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	18,237	483,930	1,017,707	(648,106)	609,725
Reclassification adjustment for net (gains) losses included in net income (loss)	(15,606)	(7,250)	255	7,655	8,095
Other comprehensive income (loss)	2,631	476,680	1,017,962	(640,451)	617,820
Comprehensive income (loss)	733,511	198,183	149,882	29,215	(9,671)
Comprehensive income (loss) attributable to noncontrolling interest	(336)	(385)	(162)	(373)	(197)
Comprehensive income (loss) attributable to Annaly	$733,847	$198,568	$150,044	$29,588	$(9,474)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the nine months ended
	September 30,	September 30,
	2016	2015
Net interest income:
Interest income	$1,403,929	$1,594,117
Interest expense	474,356	352,789
Net interest income	929,573	1,241,328
Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(402,809)	(465,008)
Realized gains (losses) on termination of interest rate swaps	(58,727)	(226,462)
Unrealized gains (losses) on interest rate swaps	(1,148,478)	(587,995)
Subtotal	(1,610,014)	(1,279,465)
Net gains (losses) on disposal of investments	25,307	58,246
Net gains (losses) on trading assets	370,050	(12,961)
Net unrealized gains (losses) on investments measured at fair value through earnings	(24,351)	(40,466)
Bargain purchase gain	72,576	-
Impairment of goodwill	-	(22,966)
Subtotal	443,582	(18,147)
Total realized and unrealized gains (losses)	(1,166,432)	(1,297,612)
Other income (loss):
Investment advisory income	-	24,848
Dividend income from affiliate	-	8,636
Other income (loss)	13,226	(36,754)
Total other income (loss)	13,226	(3,270)
General and administrative expenses:
Compensation and management fee	111,754	113,093
Other general and administrative expenses	83,149	39,311
Total general and administrative expenses	194,903	152,404
Income (loss) before income taxes	(418,536)	(211,958)
Income taxes	(2,839)	(8,039)
Net income (loss)	(415,697)	(203,919)
Net income (loss) attributable to noncontrolling interest	(883)	(436)
Net income (loss) attributable to Annaly	(414,814)	(203,483)
Dividends on preferred stock	58,787	53,976
Net income (loss) available (related) to common stockholders	$(473,601)	$(257,459)
Net income (loss) per share available (related) to common stockholders:
Basic	$(0.50)	$(0.27)
Diluted	$(0.50)	$(0.27)
Weighted average number of common shares outstanding:
Basic	953,301,855	947,732,735
Diluted	953,301,855	947,732,735
Net income (loss)	$(415,697)	$(203,919)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,519,874	116,154
Reclassification adjustment for net (gains) losses included in net income (loss)	(22,601)	(58,182)
Other comprehensive income (loss)	1,497,273	57,972
Comprehensive income (loss)	1,081,576	(145,947)
Comprehensive income (loss) attributable to noncontrolling interest	(883)	(436)
Comprehensive income (loss) attributable to Annaly	$1,082,459	$(145,511)

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP.

●	Core earnings	●	Economic core net interest income;
●	Core earnings per common share;	●	Core average yield on interest earning assets;
●	Annualized core return on average equity;	●	Core net interest margin; and
●	Core interest income;	●	Core net interest spread
●	Economic interest expense;

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers.

Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Core earnings, core earnings per common share and annualized core return on average equity

One of the Company’s principal business objectives is to generate net income by earning a net interest spread on its investment portfolio, which is a function of the Company’s interest income from its investment portfolio less financing, hedging and operating costs. Core earnings, which is comprised of interest income plus TBA dollar roll income,iii less financing and hedging costsiv and general and administrative expenses, is used by management to measure its progress in achieving this objective. Accordingly, core earnings, includes MSR amortization and excludes gains and losses on disposals of investments and termination of interest rate swaps, unrealized gains and losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, the premium amortization adjustment and certain non-recurring gains and losses. The Company believes these measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity, which is calculated by dividing core earnings over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented.

	For the quarters ended
	September 30, 2016	June 30, 2016	September 30, 2015
	(dollars in thousands)
GAAP net income (loss)	$730,880	$(278,497)	$(627,491)
Less:
Realized (gains) losses on termination of interest rate swaps	(1,337)	60,064	-
Unrealized (gains) losses on interest rate swaps	(256,462)	373,220	822,585
Net (gains) losses on disposal of investments	(14,447)	(12,535)	7,943
Net (gains) losses on trading assets	(162,981)	(81,880)	(108,175)
Net unrealized (gains) losses on investments measured at fair value through earnings	(29,675)	54,154	24,501
Bargain purchase gain	(72,576)	-	-
Corporate acquisition related expenses (1)	46,724	2,163	-
Net (income) loss attributable to noncontrolling interest	336	385	197
Premium amortization adjustment cost (benefit)	3,891	85,583	83,136
Plus:
TBA dollar roll income (2)	90,174	79,519	98,041
MSR amortization (3)	(21,634)	-	-
Core earnings*	$312,893	$282,176	$300,737
GAAP net income (loss) per average common share	$0.70	$(0.32)	$(0.68)
Core earnings per average common share*	$0.29	$0.29	$0.30

*	Represents a non-GAAP financial measure.
(1)	Represents non-recurring transaction costs incurred in connection with the Company’s acquisition of Hatteras.
(2)	Represents a component of Net gains (losses) on trading assets.
(3)
Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments measured at fair value.

_______________________________________________________________

iii TBA dollar roll transactions are accounted for as derivatives, with gains and losses reflected as a component of Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). TBA dollar roll income represents the economic equivalent of interest income on the underlying security less the implied cost of financing.

iv The interest component of hedging costs are reported as realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

Core interest income, economic interest expense and economic core net interest income

Core interest income represents interest income excluding the effect of the premium amortization adjustment (“PAA”), and serves as the basis for deriving core average yield on interest bearing assets, core net interest spread and core net interest margin, which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative effect of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense is comprised of interest expense, as computed in accordance with GAAP, plus interest expense on interest rate swaps used to hedge the cost of funds, which is a component of Realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the contractual interest payments on interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of our financing strategy.

Similarly, economic core net interest income, as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	September 30, 2016	June 30, 2016	September 30, 2015
Core Interest Income Reconciliation	(dollars in thousands)
GAAP interest income	$558,668	$457,118	$450,726
Premium amortization adjustment	3,891	85,583	83,136
Core interest income*	$562,559	$542,701	$533,862

Economic Interest Expense Reconciliation
GAAP interest expense	$174,154	$152,755	$110,297
Add:
Interest expense on interest rate swaps used to hedge cost of funds	103,100	108,301	137,744
Economic interest expense*	$277,254	$261,056	$248,041

Economic Core Net Interest Income Reconciliation
Core interest income*	$562,559	$542,701	$533,862
Less:
Economic interest expense*	277,254	261,056	248,041
Economic core net interest income*	$285,305	$281,645	$285,821

*	Represents a non-GAAP financial measure.

Core average yield on interest earnings assets, core net interest margin and core net interest spread

Core net interest spread, which is the difference between the core average yield on interest earning assets and the average cost of interest bearing liabilities, and core net interest margin, which is calculated by dividing the economic core net interest income by average interest earning assets, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	September 30, 2016	June 30, 2016	September 30, 2015
Economic Core Metrics	(dollars in thousands)
Core interest income*	$562,559	$542,701	$533,862
Average interest earning assets	$82,695,270	$73,587,753	$72,633,314
Core average yield on interest earning assets*	2.72%	2.95%	2.94%
Economic interest expense*	$277,254	$261,056	$248,041
Average interest bearing liabilities	$70,809,712	$62,049,474	$59,984,298
Average cost of interest bearing liabilities	1.57%	1.68%	1.65%
Core net interest spread*	1.15%	1.27%	1.29%
Core net interest margin*	1.42%	1.54%	1.65%
*	Represents a non-GAAP financial measure.